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EXHIBIT 1A-11

CONSENT OF INDEPENDENT AUDITORS

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1A-11-1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

August 26, 2024

To the Board of Directors of Armed Forces Brewing Company, Inc.,

We hereby consent to the inclusion of our Auditors' Report, dated August 16, 2024, on the consolidated financial statements of Armed Forces Brewing Company, Inc. – which comprise the consolidated balance sheet as of December 31, 2023 and December 31, 2022, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements— in the Company's Form 1-A. We also consent to application of such report to the financial information in the Report on Form 1-A, when such financial information is read in conjunction with the consolidated financial statements referred to in our report.

Best,

Alice.CPA LLC

Alice.CPA LLC Robbinsville, New Jersey August 26, 2024

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